Exhibit 10.1

BROADWAY FINANCIAL CORPORATION

AWARD AGREEMENT

Optionee :

Number of Shares :

Exercise Price :

Date of Grant :

Pursuant to this Award Agreement (“Agreement”), Broadway Financial Corporation, a Delaware corporation (the “Company”), has granted an option (the “Option”) to _______________(the “Optionee”), to purchase a total of _________ shares of the Company’s Common Stock (the “Optioned Stock”) at the Exercise Price provided herein, and in all respects subject to the provisions of the Company’s 2008 Long-Term Incentive Plan (the “Plan”), all of which are incorporated herein by reference except as otherwise provided herein.  All terms defined in the Plan shall have the same meanings as used herein.

1.        Tax Effects of the Option.  The Option is not intended to be an incentive stock option, as described in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.        Exercise Price.  The price required to be paid for each share of the Optioned Stock upon exercise of the Option (the “Exercise Price”) is One Dollar and Sixty Two Cents ($1.62).

3.        Exercise of Option.  The Option shall be exercisable during its term only in accordance with the following:

(i)        Right to Exercise.

(a)        The Option shall become exercisable (“vest”) in cumulative installments with respect to 20% of the Optioned Stock on the first anniversary of the Date of Grant of the Option, and as to an additional 20% of the Optioned Stock on each subsequent anniversary of the date of grant, so that 100% of the Optioned Stock shall be exercisable at and after the fifth anniversary of the Date of Grant; provided, however, that in no event shall the Option be exercisable, in whole or part, later than ten years after the date of grant (the “Option Expiration Date”).

(b)        Vesting of the Option shall cease immediately upon termination of Optionee’s service as an employee of the Company (including subsidiaries of the Company) for any reason other than termination of such service by the Company in connection with, or in contemplation of, a Change of Control, as defined in Section 6 of the Plan.

(c)        In the event of Optionee’s death or permanent disability, this Option may be exercised no later than the earlier to occur of: (i) 12 months after the date of Optionee’s death or termination of service as an employee of the Company (including subsidiaries of the Company) due to permanent disability, or (ii) the Option Expiration Date.

(d)        In the event of termination of Optionee’s service as an employee of the Company (including subsidiaries of the Company) for any other reason, this Option may be exercised no later than the earlier to occur of: (i) 90 days after Optionee’s termination of such service as an employee, or (ii) the Option Expiration Date.

(f)        The exercisability of this Option may be accelerated in certain events as more fully set forth in Section 6 of the Plan.

(g)        This Option may not be exercised for a fraction of a share.

(ii)       Method of Exercise.  This Option may be exercised by Optionee (or a transferee pursuant to a “qualified domestic relations order” within the meaning of the Code or, in the event of Optionee’s death, by the person or persons to whom that right passes by will or by the laws of descent and distribution), to the extent then vested, by giving written notice of such exercise to the Secretary of the Company.  Such notice shall specify the number of shares of Optioned Stock to be purchased and shall be accompanied by payment, or specification of the method of payment if such payment is to be made as provided in Section 4 (iii) or (iv) hereof, of the Option Price for such shares in any form and manner specified in Section 4.  The form of notice of exercise attached hereto as Exhibit A has been approved for the foregoing purpose by the Committee.  The Company’s obligation to issue or deliver shares of Common Stock upon the exercise of the Option shall be subject to the satisfaction of any applicable federal, state and local tax withholding requirements by the Optionee in accordance with Section 5.4 of the Plan.

4.        Method of Payment.  Payment of the exercise price shall be made in any of the following ways, or any combination thereof, at the election of the Optionee:

(i)        cash;

(ii)       check;

(iii)      tendering shares of Common Stock of the Company (either by actual delivery or by attestation), including shares otherwise distributable pursuant to the exercise of the Option, which have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; and

(iv)      irrevocably authorizing a third party to sell a sufficient number of the shares of Optioned Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding requirement resulting from such exercise.

5.        Restrictions on Exercise.  The Option may not be exercised if the issuance of shares of the Optioned Stock upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the shares of the Company’s Common Stock may then be listed.  As a condition to the exercise of the Option, the Company may require Optionee to make any representation and warranty to the Company as may be reasonably requested by the Company to comply or to confirm compliance with any applicable law or regulation.  In addition, the provisions of Section 6 of the Plan regarding exercise of the Option upon a change in Control shall not apply, and the vesting of the Option shall not be accelerated following a Change in Control as therein provided, at any time that such provisions would not be consistent with the requirements of Part 359 of the Rules and Regulations of the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).

6.        Non-Transferability of Option.  The Option may not be transferred, pledged or assigned by the holder thereof (except, in the event of the holders’ death, by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” within the meaning of the Code), and the Company shall not be required to recognize any attempted assignment of such rights by any holder.  During an Optionee’s lifetime, the Option may be exercised only by him or her or by his or her guardian or legal representative.

7.        Term of Option.  The Option may not be exercised more than ten years from the date of grant of this Option and may be exercised during such period only in accordance with the Plan and the terms of this Agreement.

8.        Taxation Upon Exercise of Option.  Optionee understands that Optionee may be required to recognize income for tax purposes upon exercise of the Option.  Optionee acknowledges and agrees that the Company may withhold shares of Optioned Stock the Optionee is otherwise entitled to receive on exercise of this Option to satisfy tax withholding obligations as provided in Section 5.4 of the Plan.

9.        Applicable Law.  The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to the conflict of laws provisions of any jurisdiction.

10.       No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time.

11.       Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

12.       Force and Effect. The various provisions of this Agreement are severable in their entirety.  Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

13.       Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

14.       Entire Agreement. This Agreement, together with the Plan, contains the entire understanding of the parties and shall not be modified or amended except by a written document duly signed by both parties hereto. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

DATE OF GRANT:

BROADWAY FINANCIAL CORPORATION,
a Delaware corporation

By:

Name:

Its:

Optionee acknowledges receipt of the copy of the Plan attached hereto, represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee and of the Board of Directors of the Company upon any questions relating to the Option or otherwise arising under the Plan.

Optionee: [name]

Optionee: [signature]

Dated:

EXHIBIT A

BROADWAY FINANCIAL CORPORATION

OPTION EXERCISE NOTICE

Broadway Financial Corporation

5055 Wilshire Boulevard, Suite 500

Los Angeles, California  90036

Attention:  Corporate Secretary

1.        Exercise of Option.  The undersigned (“Optionee”) hereby elects to exercise the option that was granted to Optionee effective as of _________________ to purchase ________________ shares of the Common Stock (the “Shares”) of Broadway Financial Corporation, a Delaware corporation (the “Company”), under and pursuant to the Company’s 2008 Long-Term Incentive Plan(the “Plan”), and the related Award (the “Agreement”).

2.        Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understands the Plan and the Agreement.

3.        Federal Restrictions on Transfer.  Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the “Securities Act”), or unless an exemption from the registration requirements of the Securities Act is available, and that the certificate(s) representing the Shares may bear a legend to that effect.  Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available to permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

4.        Tax Consequences.  Optionee understands that Optionee may be required to recognize taxable income as a result of Optionee’s purchase or disposition of the Shares being purchased by Optionee pursuant hereto.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of such shares and that Optionee is not relying on the Company for any tax advice.

5.        Delivery of Payment.  Optionee herewith delivers to the Company the aggregate exercise price for the shares of the Optioned Stock that Optionee has elected to purchase and has made provision pursuant to Section 5.4 of the Plan for the payment of any federal or state withholding taxes required to be paid or withheld by the Company in connection with this exercise of the Option.

OPTIONEE:
[Name]

Date:

Address: